INDEPENDENT AUDITOR'S REPORT



To The Shareholders and Board of Directors
Millennium Funds, Inc.:

We have audited the statements of assets and liabilities, including the portfolios of investments, of the Millennium Growth Fund and the Millennium Growth & Income Fund (two of the portfolios constituting the Millennium Funds, Inc. ("the Funds")) as of June 30, 2002, and the related statements of opera tions, the statements of changes in net assets, and the financial highlights for each of the periods indicated. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2002 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios of the Millennium Funds, Inc. as of June 30, 2002, the results of their operations, the changes in their net assets, and the financial highlights for each of the periods indicated in conformity with accounting principles generally accepted in the United States of America.



/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
July 11, 2002